UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2014, Delek US Holdings, Inc. (the “Company”), in connection with an underwritten secondary offering of shares of its common stock (the “Offering”) held by Delek Hungary Holding Limited Liability Company (the “Selling Stockholder”), entered into an underwriting agreement (the “Underwriting Agreement”) with the Selling Stockholder and Barclays Capital Inc., as representative of each of the underwriters named therein (collectively, the “Underwriters”), pursuant to which the Selling Stockholder agreed to sell to the Underwriters 9,200,000 shares of the Company’s common stock (the “Firm Shares”) at a public offering price of $30.00 per share. In addition, pursuant to the Underwriting Agreement, the Underwriters were granted an option, exercisable within 30 days, to purchase up to an additional 1,380,000 shares of common stock on the same terms and conditions as the Firm Shares (together with the Firm Shares, the “Shares”). The Underwriters elected to purchase all 1,380,000 additional shares of common stock on May 16, 2014. The Company will not receive any proceeds from the Selling Stockholder’s sale of the Shares. The Offering of the Shares closed on May 20, 2014.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any such liabilities.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-195778), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on May 7, 2014. The Company has filed with the SEC a prospectus supplement dated May 14, 2014 (the “Prospectus Supplement”) to the accompanying prospectus relating to the Offering.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters and their respective affiliates have, directly or indirectly, provided, and may in the future provide, investment and commercial banking or financial advisory services to the Company and its affiliates and to the Selling Stockholder, for which they have received, and may in the future receive, customary fees and commissions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 14, 2014, the Company issued a press release announcing the pricing of the Offering of the Shares by the Selling Stockholder. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

1.1
Underwriting Agreement, dated as of May 14, 2014, by and among Delek US Holdings, Inc., Delek Hungary Holding Limited Liability Company, and Barclays Capital Inc., as the representative for each of the other underwriters named therein.

99.1	Press release of Delek US Holdings, Inc. issued on May 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2014	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

1.1
Underwriting Agreement, dated as of May 14, 2014, by and among Delek US Holdings, Inc., Delek Hungary Holding Limited Liability Company, and Barclays Capital Inc., as the representative for each of the other underwriters named therein.

99.1        Press release of Delek US Holdings, Inc. issued on May 14, 2014.